UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2016

Adamas Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36399	42-1560076
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		No.)

1900 Powell Street, Suite 750 Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 450-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 5, 2016, the Delaware District Court issued a Markman ruling in the litigation that we, Forest Laboratories, Merz Pharma GmbH & Co. KGaA, and Merz Pharmaceuticals GmbH (together Merz) filed against several companies that submitted Abbreviated New Drug Applications, or ANDAs, to the FDA requesting approval to manufacture and market generic versions of Namenda XR.  The ruling includes findings of indefiniteness as to certain claim terms in our asserted patents, which may negatively impact at least some of the patent claims. We, Forest Laboratories and Merz are in the process of reviewing the ruling to determine its effect on the Namenda XR litigation and whether and how it may affect our litigation regarding Namzaric.  Forest Laboratories is in control of the litigation, and we have been informed that Forest Laboratories anticipates appealing any adverse District Court rulings in this case at the appropriate time. The Court’s Memorandum Opinion may be found at:  http://www.ded.uscourts.gov/sites/default/files/opinions/lps/2016/january/14-121.pdf.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adamas Pharmaceuticals, Inc.

Dated: January 6, 2016
	By:	/s/ Grace Shin
Grace Shin
General Counsel